Exhibit 23.1

CONSENT OF T.J. SMITH & COMPANY, INC.

     We hereby consent to the use of our report dated March 3, 2005 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.

By:	/s/ T. J. Smith

T.J. Smith

Houston, Texas
April 12, 2005